Exhibit 99.1
Andeavor Reports First Quarter 2018 Results

•	Reported quarterly earnings of $164 million, or $1.07 per diluted share, consolidated net earnings of $237 million and EBITDA of $680 million

•	Returned $348 million to shareholders in dividends and share repurchases

•	Announced strategic combination with Marathon Petroleum Corp.

•	Announced participation in new Gray Oak Pipeline and South Texas Gateway Terminal to move Permian Basin crude oil to Corpus Christi, TX

•	Announced expected $1.6 to $1.7 billion drop down and asset transfer to Andeavor Logistics with expected close in August 2018

•	Anacortes isomerization project to lower costs to produce gasoline expected to be complete in second quarter 2018

•	Raised Andeavor Logistics’ 2018 to 2020 net earnings target to $965 million and EBITDA by $150 million to over $1.6 billion

San Antonio, Texas - May 7, 2018 - Andeavor (NYSE: ANDV) today reported first quarter earnings of $164 million, or $1.07 per diluted share, compared to $50 million, or $0.42 per diluted share a year ago. Consolidated net earnings were $237 million for the first quarter 2018 compared to $87 million for the same period last year. EBITDA for the first quarter 2018 was $680 million compared to $432 million last year.

First quarter 2018 results included the following pre-tax items: $19 million of acquisition and integration costs primarily related to the Western Refining acquisition and approximately $100 million net benefit primarily related to a reduction in the RINs obligation from prior years. First quarter 2017 results included $16 million of acquisition costs.

“We continue to make excellent progress executing the growth plans we communicated at our December Investor and Analyst Day. We have raised our 2020 Andeavor Logistics’ growth target to $965 million of net earnings and EBITDA by $150 million to over $1.6 billion as a result of our recently announced acquisitions and strategic projects in the Permian Basin,” said Greg Goff, Chairman and CEO. “Our integrated business model allowed us to deliver strong results despite lower than normal crack spreads on the West Coast early in the first quarter. Looking ahead, crude oil differentials and refining crack spreads have improved significantly, and we see continued growth in demand and the refining margin environment across our entire business, which should benefit the second quarter and full year.”

	Three Months Ended March 31,
(Unaudited) ($ in millions, except per share data)	2018	2017
Segment Operating Income
Marketing	$128	$133
Logistics	188	150
Refining	205	34
Total Segment Operating Income	$521	$317
Net Earnings From Continuing Operations Attributable to Andeavor (a)	$164	$50

Diluted EPS - Continuing Operations	$1.07	$0.42
Diluted EPS - Discontinued Operations	0.05	—
Total Diluted EPS	$1.12	$0.42

(a)	Referred to in the body of this press release as “earnings.”

Segment Results

Marketing
Marketing segment operating income was $128 million and segment EBITDA was $152 million in the first quarter 2018. This compares to segment operating income of $133 million and segment EBITDA of $146 million last year. Overall fuel margins for the first quarter 2018 were 9.1 cents per gallon compared to 9.6 cents per gallon last year, and Retail and Branded fuel margins were 16.2 cents per gallon compared to 17.4 cents per gallon in 2017. Marketing margins were lower as a result of the lag in street prices increasing relative to the rapidly rising spot market prices during the quarter.

For the first quarter, merchandise margin increased to $50 million from $3 million in 2017 primarily due to the Western Refining acquisition and the conversion of MSO sites (multi-site operators) to company owned sites, which allow for the capture of non-fuel margin. Andeavor continued to grow its network of retail and branded stations, increasing by 787 stations, or 31% year-over-year, to 3,300. This was primarily driven by the Western acquisition, the acquisition of retail stations completed in Northern California in July 2017, and the continued execution of the Company’s organic growth plan, including rebranding and expansion into Mexico. Andeavor has 57 branded stations and 25 unbranded stations in Mexico as of April 30, 2018.

Logistics
Logistics segment operating income increased to $188 million in the first quarter 2018 from $150 million a year ago and segment EBITDA increased to $271 million from $212 million last year. The increase in segment operating income and segment EBITDA was primarily driven by contributions from the Western Refining Logistics acquisition and the 2017 drop down as well as organic growth.

Refining
Refining segment operating income was $205 million for the first quarter 2018 compared to $34 million in 2017. Segment EBITDA was $387 million compared to $181 million in 2017. Refining margin was $1.0 billion, or $10.85 per barrel, for the first quarter 2018. This compares to a refining margin of $701 million, or $9.44 per barrel, in the first quarter 2017. Refining Inland regional results included a net, pre-tax benefit of approximately $100 million primarily related to a reduction in the RINs obligation for the 2016 and 2017 compliance periods for some of the

Company’s Inland refineries. Refining utilization was 90% for the first quarter 2018 compared to 92% for 2017 due to the Company’s planned turnarounds at the Los Angeles and Martinez refineries during the quarter. These turnarounds were executed successfully and the refineries are back to normal operations.

Corporate and Other
Corporate and unallocated costs for the first quarter 2018 were $151 million and included $19 million of acquisition and integration costs primarily related to the Western Refining acquisition. Net interest expense was $102 million in the first quarter 2018. The effective tax rate for the first quarter was 20%.

Balance Sheet and Cash Flow

Andeavor ended the quarter with $433 million in cash and cash equivalents, down from $543 million at the end of 2017. Andeavor currently has approximately $2.2 billion of availability under its revolving credit facility. Total debt, net of unamortized issuance costs, was $8.7 billion at the end of the first quarter. Excluding Andeavor Logistics, total debt was $4.6 billion.

Capital spending for the first quarter 2018 was $420 million, consisting of $337 million for Andeavor and $83 million for Andeavor Logistics. Turnaround expenditures for the first quarter were $203 million.

Andeavor repurchased 2.6 million shares for approximately $256 million in the first quarter. The Company paid cash dividends of $92 million in the first quarter. Additionally, Andeavor today announced that the board of directors has declared a quarterly cash dividend of $0.59 per share payable on June 15, 2018 to all holders of record as of May 31, 2018.

Strategic Update

Marathon Petroleum Corp. and Andeavor Strategic Combination
On April 30, 2018, Andeavor and Marathon Petroleum Corp. (NYSE: MPC) (“Marathon”) announced they have entered into a definitive merger agreement under which Marathon will acquire all of Andeavor’s outstanding shares. This transaction is expected to create a premier U.S. refining, marketing and midstream company, building a platform that is well-positioned for long-term growth and shareholder value creation. This transaction is expected to close in the second half of 2018 and is subject to customary closing conditions, including approval by the shareholders of both companies and the receipt of regulatory approval.

Western Synergy Update
Andeavor continued to deliver on its commitment of an expected $350 to $425 million in annual run-rate synergies by June 2019. Through the first quarter 2018, Andeavor has achieved approximately $250 million in annual run-rate synergies, including $120 million in corporate efficiencies and the $130 million in value chain optimization, marketing, operational and other improvements.

Participation in Gray Oak Crude Oil Pipeline and South Texas Gateway Terminal
On April 24, 2018, Andeavor announced participation in two new joint ventures that support the transportation of crude oil from the Permian Basin to Corpus Christi, Texas with connection to the South Texas Gateway Terminal, a marine terminal under development. Gray Oak Pipeline,

LLC is expected to be placed in service by the end of the fourth quarter 2019, while the South Texas Gateway Terminal is expected to begin operations by the end of 2019.

The combined system will position Andeavor to supply crude oil from its Delaware Basin gathering and storage systems, which further strengthens Andeavor’s platform and enhances its commercial capability in the region, allowing Andeavor and its customers to access multiple markets on the U.S. Gulf Coast as well as other markets through the South Texas Gateway Terminal.

2018 Dropdown Update
Andeavor announced today that it expects to offer assets totaling $1.6 to $1.7 billion to Andeavor Logistics. The assets are comprised of Permian and refining logistics assets, the Conan Crude Oil Gathering System, and the Los Angeles Refinery Interconnect Pipeline.

Accomplishing the drop down in 2018 is expected to allow for more efficient operational management of the assets, increase growth visibility, enable Andeavor Logistics to benefit from the Company’s Permian growth plans and maintain reporting transparency as changes in lease accounting standards become effective in 2019.

Acquisition of Asphalt Terminals
Andeavor intends to close on the acquisition of West Coast asphalt terminals of Delek US Holdings, Inc. (NYSE: DK) in the second quarter 2018. Andeavor expects to grow its asphalt business to serve more customers, provide superior customer service and expand the product offering. The Company expects to improve the business and increase sales by approximately 20% over the next three years.

Public Invited to Listen to Webcast
In lieu of its previously scheduled conference call, Andeavor provided a pre-recorded webcast hosted by Greg Goff and Steven Sterin regarding first quarter 2018 results and other business matters. Interested parties may listen to the webcast by logging on to http://www.andeavor.com.

About Andeavor
Andeavor is a premier, highly integrated marketing, logistics and refining company. Andeavor's retail-marketing system includes approximately 3,300 stations marketed under multiple well-known fuel brands, including ARCO®, SUPERAMERICA®, Shell®, Exxon™, Mobil™, Tesoro®, USA Gasoline™ and Giant®. It also has ownership in Andeavor Logistics LP (NYSE: ANDX) and its non-economic general partner. Andeavor operates 10 refineries with a combined capacity of approximately 1.2 million barrels per day in the mid-continent and western United States.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of federal securities laws regarding Andeavor (“ANDV”). These forward-looking statements relate to, among other things, the proposed transaction between ANDV and Marathon Petroleum Corporation (“MPC”) and include expectations, estimates and projections concerning the business and operations, strategic initiatives and value creation plans of ANDV and Andeavor Logistics (“ANDX”). In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “imply,” “intend,” “may”, “objective,” “opportunity,” “outlook,” “plan,” “position,” “potential,” “predict,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes. They include, without limitation, statements concerning: our operational, financial and growth strategies, including continued growth, disciplined capital allocation, enhancing our integrated business model, investing in high-return capital projects, pursuing strategic acquisitions, returning cash to our shareholders, driving growth and improvements, and delivering synergies; our ability to successfully effect those strategies and the expected timing and results thereof; our financial and operational outlook, and ability to fulfill that outlook; our financial position, liquidity and capital resources; expectations regarding future economic and market conditions and their effects on us; the announced acquisition of Andeavor by Marathon, including expected timing and benefits thereof; 2018 to 2020 Andeavor Logistics targets for net earnings and EBITDA; delivery of synergies, including expected annual run-rate synergies from the Western acquisition and the sources thereof; the amount and timing of future dividends; expectations regarding the Gray Oak Pipeline and the South Texas Gateway Terminal joint ventures, including timing, the quality, capacity and capabilities of the projects, and the expected benefits thereof; our plans to integrate the pipeline and marine terminal with our operations, and the expected benefits therefrom; plans to complete the Anacortes isomerization project and the expected timing thereof; statements regarding our 2018 to 2020 drop down plans, including the expected drop down of Permian and refining logistics assets, the Conan Crude Oil Gathering System and the Los Angeles Refinery Integration Pipeline to Andeavor Logistics and the expected benefits and timing thereof; statements regarding the planned West Coast asphalt terminals acquisition, including the expected timing and benefits thereof; preparations for IMO 2020, and the expected benefits therefrom; second quarter 2018 guidance and expectations; projected 2020 net earnings and EBITDA from the LA refinery integration and compliance and Anacortes isomerization projects; projected Logistics Segment operating income and EBITDA; and projected operating income and EBITDA contribution of the Permian Systems; original and revised 2018 to 2020 Andeavor growth strategy projected net earnings and EBITDA, including the components thereof; and other aspects of future performance.

Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the companies’ control and are difficult to predict. Factors that could cause ANDV’s actual results to differ materially from those implied in the forward-looking statements include: the ability to complete the proposed transaction between ANDV and MPC and on anticipated terms and timetable; the ability to obtain approval by the stockholders of ANDV and MPC related to the proposed transaction and the ability to satisfy various other conditions to the closing of the transaction contemplated by the merger agreement; the ability to obtain governmental approvals of the proposed transaction on the proposed terms and schedule, and any conditions imposed on the combined entities in connection with consummation of the proposed transaction; the risk that the cost savings and any other synergies from the proposed transaction may not be fully realized or may take longer to realize than expected; disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks relating to any unforeseen liabilities of ANDV; future levels of revenues, refining and marketing margins, operating costs, retail gasoline and distillate margins, merchandise margins, income from operations, net income or earnings per share; the regional, national and worldwide availability and pricing of refined products, crude oil, natural gas, NGLs and other feedstocks; consumer demand for refined products; our ability to manage disruptions in credit markets or changes to our credit rating; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; the success or timing of completion of ongoing or anticipated capital or maintenance projects; the reliability of processing units and other equipment; business strategies, growth opportunities and expected investment; MPC’s share repurchase authorizations, including the timing and amounts of any common stock repurchases; the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan and to effect any share repurchases, including within the expected timeframe; the effect of restructuring or reorganization of business components; the potential effects of judicial or other proceedings on our business, financial condition, results of operations and cash flows; continued or further volatility in and/or degradation of general economic, market, industry or business conditions; compliance with federal and state environmental, economic, health and safety, energy and other policies and regulations, including the cost of compliance with the Renewable Fuel Standard, and/or enforcement actions initiated thereunder; the anticipated effects of actions of third parties such as competitors, activist investors or federal, foreign, state or local regulatory authorities or plaintiffs in litigation; the impact of adverse market conditions or other similar risks to those identified herein affecting MPLX LP and ANDX; and the factors set forth under the heading “Risk Factors” in ANDV’s Annual Report on Form 10-K for the year ended December 31, 2017, subsequent Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission (SEC). We have based our forward-looking statements on our current expectations, estimates and projections about our industry. We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. We undertake no obligation to update any forward-looking statements except to the extent required by applicable law.

No Offer or Solicitation

This communication relates to a proposed business combination between MPC and ANDV. This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF

THE REGISTRATION STATEMENT, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final joint proxy statement/prospectus will be mailed to stockholders of ANDV. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from ANDV at its website, www.andeavor.com, or by contacting ANDV’s Investor Relations at 210-626-4757.
Participants in the Solicitation Relating to the Merger

MPC and ANDV and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information concerning ANDV’s participants is set forth in the proxy statement, filed March 15, 2018, for ANDV’s 2018 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed transaction will be included in the registration statement and joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Contact:

Investors:
Brad Troutman, Investor Relations, (210) 626-4568

Media:
Andeavor Media Relations, media@andeavor.com, (210) 626-7702

Andeavor
Second Quarter 2018 Guidance (Unaudited)

Throughput (Mbpd)
California	525 - 550
Inland	405 - 425
Pacific Northwest	125 - 135
Consolidated	1,055 - 1,110

Manufacturing Cost ($/throughput barrel)
California	$ 6.10 - 6.35
Inland	$ 4.40 - 4.65
Pacific Northwest	$ 4.70 - 4.95
Consolidated	$ 5.30 - 5.55

Corporate/System ($ millions)
Marketing depreciation and amortization	$ 25 - 30
Logistics depreciation and amortization	$ 85 - 90
Refining depreciation and amortization	$ 175 - 180
Corporate and other depreciation and amortization	$ 15 - 20
Corporate expense (before depreciation; includes approximately $15 million of expected acquisition and integration costs)	$ 135 - 145
Interest expense (before interest income)	$ 95 - 105
Noncontrolling interest	$ 60 - 70

Non-GAAP Measures

Our management uses certain “non-GAAP” performance measures to analyze operating segment performance and “non-GAAP” financial measures to evaluate past performance and prospects for the future to supplement our GAAP financial information presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:

•	EBITDA - U.S. GAAP-based net earnings before interest, income taxes, and depreciation and amortization expenses;

•	Segment EBITDA - a segment’s U.S. GAAP operating income before depreciation and amortization expenses plus equity in earnings (loss) of equity method investments and other income (expense), net;

•	Fuel margin - the difference between total marketing revenues and marketing cost of fuels and other;

•	Fuel margin per gallon - fuel margin divided by our total fuel sales volumes in gallons;

•	Merchandise margin - the difference between merchandise sales and purchases of merchandise;

•	Merchandise margin percentage - merchandise margin divided by merchandise sales;

•
Average margin on NGL sales per barrel - the difference between the NGL sales revenues and the amounts recognized as NGL expenses divided by our NGL sales volumes in barrels presented in Mbpd multiplied by 1,000 and multiplied by the number of days in the period, (90 days for both the three months ended March 31, 2018 and 2017);

•	Refining margin - the difference between total refining revenues and total cost of materials and other;

•	Refining margin per throughput barrel - refining margin divided by our total refining throughput in barrels multiplied by 1,000 and multiplied by the number of days in the period as stated above;

•
Manufacturing costs (excluding depreciation and amortization) per throughput barrel - manufacturing costs divided by our total refining throughput in barrels multiplied by 1,000 and multiplied by the number of days in the period as stated above (representing direct operating expenses incurred by our Refining segment for the production of refined products);

•	Total debt excluding Andeavor Logistics - our consolidated Andeavor debt less all debt owed by Andeavor Logistics (net of unamortized debt issuance costs); and

We present these measures because we believe they may help investors, analysts, lenders and ratings agencies analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including but not limited to:

•	our operating performance as compared to other publicly traded companies in the refining, logistics and marketing industries, without regard to historical cost basis or financing methods;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Management also uses these measures to assess internal performance. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. See “Non-GAAP Reconciliations” below for reconciliations between non-GAAP measures and their most directly comparable U.S. GAAP measures.

Items Impacting Comparability

On June 1, 2017, we closed the Western Refining Acquisition. Our results include the operations from Western Refining for the three months ended March 31, 2018 and thus the prior period may not be comparable. With the Western Refining Acquisition, our Marketing segment reflects our expanded marketing business that consists of expanded wholesale marketing operations and retail stores marketed under multiple well-known fuel brands. Our Logistics segment includes the results of Andeavor Logistics, excluding its wholesale business, and acquired logistics assets. Our Refining segment reports the results of our refining system that consists of ten refineries.

Andeavor
Condensed Consolidated Balance Sheets (Unaudited) (In millions)

	March 31, 2018	December 31, 2017
Assets
Current Assets
Cash and cash equivalents (Andeavor Logistics: $27 and $75, respectively)	$433	$543
Receivables, net of allowance for doubtful accounts (Andeavor Logistics: $198 and $219, respectively)	1,934	1,961
Inventories	3,484	3,630
Prepayments and other current assets	558	749
Total Current Assets	6,409	6,883
Property, Plant and Equipment, Net (Andeavor Logistics: $5,436 and $5,413, respectively)	15,057	14,742
Other Noncurrent Assets, Net (Andeavor Logistics: $2,242 and $2,251, respectively)	7,375	6,948
Total Assets	$28,841	$28,573

Liabilities and Equity
Current Liabilities
Accounts payable	$3,049	$3,330
Current maturities of debt	347	17
Other current liabilities	1,150	1,654
Total Current Liabilities	4,546	5,001
Deferred Income Taxes	1,656	1,591
Debt, Net of Unamortized Issuance Costs (Andeavor Logistics: $4,148 and $4,127, respectively)	8,386	7,668
Other Noncurrent Liabilities	1,100	898
Total Equity	13,153	13,415
Total Liabilities and Equity	$28,841	$28,573

Andeavor
Results of Consolidated Operations (Unaudited) (In millions, except per share amounts)

	Three Months Ended March 31,
	2018	2017
Revenues	$10,300	$6,638
Costs and Expenses:
Cost of materials and other (excluding items shown separately below)	8,609	5,426
Operating expenses (excluding depreciation and amortization)	866	655
Depreciation and amortization expenses	282	226
General and administrative expenses	173	135
Loss on asset disposals and impairments	—	1
Operating Income	370	195
Interest and financing costs, net	(102)	(98)
Equity in earnings of equity method investments	10	—
Other income, net	10	11
Earnings Before Income Taxes	288	108
Income tax expense	59	21
Net Earnings From Continuing Operations	229	87
Earnings from discontinued operations, net of tax	8	—
Net Earnings	237	87
Less: Net earnings from continuing operations attributable to noncontrolling interest	65	37
Net Earnings Attributable to Andeavor	$172	$50

Net Earnings Attributable to Andeavor
Continuing operations	$164	$50
Discontinued operations	8	—
Total	$172	$50

Net Earnings per Share - Basic
Continuing operations	$1.08	$0.43
Discontinued operations	0.05	—
Total	$1.13	$0.43
Weighted average common shares outstanding - Basic	152.9	117.1

Net Earnings per Share - Diluted
Continuing operations	$1.07	$0.42
Discontinued operations	0.05	—
Total	$1.12	$0.42
Weighted average common shares outstanding - Diluted	153.8	118.1

Andeavor
Selected Segment Operating Data (Unaudited) (In millions)

	Three Months Ended March 31,
	2018	2017
Earnings Before Income Taxes
Marketing	$128	$133
Logistics	188	150
Refining	205	34
Total Segment Operating Income	521	317
Corporate and unallocated costs	(151)	(122)
Operating Income	370	195
Interest and financing costs, net	(102)	(98)
Equity in earnings of equity method investments	10	—
Other income, net	10	11
Earnings Before Income Taxes	$288	$108
Depreciation and Amortization Expenses
Marketing	$22	$13
Logistics	79	58
Refining	173	148
Corporate	8	7
Total Depreciation and Amortization Expenses	$282	$226
Segment EBITDA
Marketing	$152	$146
Logistics	271	212
Refining	387	181
Total Segment EBITDA	$810	$539
Capital Expenditures
Marketing	$13	$6
Logistics	83	45
Refining	312	132
Corporate	12	43
Total Capital Expenditures	$420	$226
Turnaround Expenditures and Marketing Branding Costs
Turnarounds and catalysts	$203	$111
Marketing branding	10	18
Total Turnaround Expenditures and Marketing Branding Costs	$213	$129

Andeavor
Reconciliation of Amounts Reported Under U.S. GAAP (Unaudited) (In millions)

	Three Months Ended March 31,
	2018	2017
Reconciliation of Net Earnings to EBITDA
Net Earnings	$237	$87
Depreciation and amortization expenses	282	226
Interest and financing costs, net	102	98
Income tax expense	59	21
EBITDA	$680	$432

Reconciliation of Marketing Segment Operating Income to Marketing Segment EBITDA
Marketing Segment Operating Income	$128	$133
Depreciation and amortization expenses	22	13
Other income, net	2	—
Marketing Segment EBITDA	$152	$146

Reconciliation of Logistics Segment Operating Income to Logistics Segment EBITDA
Logistics Segment Operating Income	$188	$150
Depreciation and amortization expenses	79	58
Equity in earnings of equity method investments	3	2
Other income, net	1	2
Logistics Segment EBITDA	$271	$212

Reconciliation of Refining Segment Operating Income to Refining Segment EBITDA
Refining Segment Operating Income	$205	$34
Depreciation and amortization expenses	173	148
Equity in earnings (loss) of equity method investments	7	(2)
Other income, net	2	1
Refining Segment EBITDA	$387	$181

Andeavor
Other Summary Financial Information (Unaudited) (In millions)

Western Refining Acquisition - Summary of Integration, Acquisition and Deal-Related Costs (Consolidated)
	Three Months Ended						Cumulative Total
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
General and administrative expenses	$17	$11	$32	$124	$16	$3	$203
Interest and financing costs, net	—	—	—	11	17	21	49
Total Before Income Taxes	$17	$11	$32	$135	$33	$24	$252

Components of Cash Flows
	Three Months Ended March 31,
	2018	2017
Cash Flows From (Used in):
Operating activities	$250	$100
Investing activities	(816)	(929)
Financing activities	456	(168)
Decrease in Cash and Cash Equivalents	$(110)	$(997)

Other Financial Information
	March 31, 2018	December 31, 2017
Total market value of Andeavor Logistics units held by Andeavor (a)	$5,731	$5,907

Cash Distributions Received From Andeavor Logistics (b)
	Three Months Ended March 31,
	2018	2017
For common units held	$115	$31
For general partner units held	—	46
Total Cash Distributions Received from Andeavor Logistics	$115	$77

(a)
Represents market value of 127,889,386 common units held by Andeavor at both March 31, 2018 and December 31, 2017. The market values were $44.81 and $46.19 per unit based on the closing unit price at March 31, 2018 and December 31, 2017, respectively.

(b)	Represents distributions received from Andeavor Logistics during the three months ended March 31, 2018 and 2017 on common units and general partner units held by Andeavor.

Andeavor
Segment Operating Data and Results (Unaudited)
($ in millions, except cents per gallon and percentages)

	Three Months Ended March 31,
Marketing Segment	2018		2017
Revenues	$5,665		$4,104
Expenses
Cost of fuels and other (excluding items shown separately below)	5,339		3,885
Operating expenses (excluding depreciation and amortization)	167		68
Depreciation and amortization expenses	22		13
Selling, general and administrative expenses	9		5
Segment Operating Income	$128		$133
Fuel Sales (millions of gallons)
Retail	467		276
Branded	857		815
Total Retail and Branded	1,324		1,091
Unbranded	1,432		1,006
Total Fuel Sales	2,756		2,097
Marketing Margin
Retail and Branded fuel margin	$214		$189
Unbranded fuel margin	38		12
Total Fuel Margin (c)	252		201
Merchandise margin (c)	50		3
Other margin	24		15
Total Convenience Margin	74		18
Total Marketing Margin (c)	$326		$219

Fuel Margin (¢/gallon) (c)
Retail and Branded Fuel Margin	16.2	¢	17.4	¢
Unbranded Fuel Margin	2.6	¢	1.2	¢
Total Fuel Margin	9.1	¢	9.6	¢

Merchandise Margin % (c)	28.0%		34.4%

Number of Branded Stations (at the end of the period)
Company operated	531		—
MSO operated	554		595
Total Retail Stations	1,085		595
Jobber/Dealer operated	2,215		1,918
Total Retail and Branded Stations	3,300		2,513

(c)
Management uses fuel margin and fuel margin per gallon to compare fuel results and merchandise margin and merchandise margin percentage to compare retail results to other companies in the industry. There are a variety of ways to calculate fuel margin, fuel margin per gallon, merchandise margin and merchandise margin percentage. Different companies may calculate these measures in different ways. Refer to “Non-GAAP Measures” and “Non-GAAP Reconciliations” for further information regarding these non-GAAP measures. Fuel margin and fuel margin per gallon include the effect of intersegment purchases from the Refining segment.

Andeavor
Segment Operating Data and Results (Unaudited)
($ in millions, except per barrel amounts, per Mbpd, and per MMBtu)

	Three Months Ended March 31,
Logistics Segment	2018	2017
Revenues
Terminalling and transportation
Terminalling	$198	$145
Pipeline transportation	31	30
Other revenues	2	—
Gathering and processing
NGL sales (e)	104	83
Gas gathering and processing	85	80
Crude oil and water gathering	65	39
Pass-thru and other revenue	41	43
Logistics Revenues (d)	526	420
Expenses
Terminalling and transportation
Operating expenses (excluding depreciation and amortization) (g)	74	49
Gathering and processing
NGL expense (excluding items shown separately below) (e)(f)	48	59
Operating expenses (excluding depreciation and amortization) (g)	111	77
Depreciation and amortization expenses	79	58
General and administrative expenses (g)	26	27
Segment Operating Income	$188	$150

Terminalling and transportation
Terminalling throughput (Mbpd)	1,669	1,019
Average terminalling revenue per barrel (h)	$1.32	$1.58
Pipeline transportation throughput (Mbpd)	877	834
Average pipeline transportation revenue per barrel (h)	$0.39	$0.40
Gathering and processing
NGL sales (Mbpd) (i)	11.8	7.4
Average margin on NGL sales per barrel (e)(f)(h)	$53.22	$39.15
Gas gathering and processing throughput (thousands of MMBtu/d)	1,005	952
Average gas gathering and processing revenue per MMBtu (h)	$0.93	$0.94
Crude oil and water gathering volume (Mbpd)	304	253
Average crude oil and water gathering revenue per barrel (h)	$2.37	$1.73

(d)
Included in our Refining segment’s cost of materials and other were Logistics segment revenues for services provided to our Refining segment of $309 million and $203 million for the three months ended March 31, 2018 and 2017, respectively. These amounts are eliminated upon consolidation.

(e)
The Logistics segment had 26.7 Mbpd and 21.1 Mbpd of gross natural gas liquids (“NGL”) sales under percent of proceeds (“POP”) and keep-whole arrangements for the three months ended March 31, 2018 and 2017,respectively, of which the Logistics segment retained 11.8 Mbpd and 7.4 Mbpd, respectively. The difference between gross sales barrels and barrels retained is reflected in NGL expense resulting from the gross presentation required for the POP arrangements associated with the North Dakota Gathering and Processing Assets.

(f)
Included in NGL expense for the three months ended March 31, 2017 were approximately $2 million of crude costs related to crude oil volumes obtained in connection with the North Dakota Gathering and Processing Assets acquisition. The corresponding revenues were recognized in pass-thru and other revenue. As such, the calculation of the average margin on NGL sales per barrel for the three months ended March 31, 2017 excludes this amount.

(g)
Our Logistics segment operating expenses and general and administrative expenses include amounts billed by Andeavor for services provided to Andeavor Logistics under various operational contracts. Amounts billed by Andeavor included in operating expenses totaled $51 million and $39 million for the three months ended March 31, 2018 and 2017, respectively. The net amounts billed include reimbursements of $7 million and $2 million for the three months ended March 31, 2018 and 2017, respectively. Amounts billed by Andeavor included in general and administrative expenses totaled $20 million for both the three months ended March 31, 2018 and 2017. All of these amounts are eliminated upon consolidation. Those expenses with third-parties related to the transportation of crude oil and refined products related to Andeavor’s sale of those refined products during the ordinary course of business are reclassified to cost of materials and other in our statements of consolidated operations upon consolidation.

(h)
Our Logistics segment uses average margin per barrel, average revenue per MMBtu and average revenue per barrel to evaluate performance and compare profitability to other companies in the industry. Refer to “Non-GAAP Measures” and “Non-GAAP Reconciliations” for further information regarding these non-GAAP measures.

There are a variety of ways to calculate these measures; other companies may calculate these in a different way.

(i)	Volumes represent barrels sold under Logistics’ keep-whole arrangements, net barrels retained under its POP arrangements and other associated products.

Andeavor
Segment Operating Data and Results (Unaudited)
($ in millions, except per barrel amounts)

	Three Months Ended March 31,
Refining Segment	2018	2017
Revenues
Refined products (j)	$8,671	$5,812
Crude oil resales and other	973	244
Refining Revenues	9,644	6,056
Refining Cost of Materials and Expense
Cost of materials and other (excluding items shown separately below) (d)	8,631	5,355
Operating expenses (excluding depreciation and amortization):
Manufacturing costs	522	421
Other operating expenses	109	95
Total operating expenses	631	516
Depreciation and amortization expenses	173	148
General and administrative expenses	4	2
Loss on asset disposals and impairments	—	1
Segment Operating Income (Loss)	$205	$34

Refining margin (k)	$1,013	$701
Refining margin ($/throughput barrel) (k)	$10.85	$9.44
Manufacturing costs (excluding depreciation and amortization) per throughput barrel (k)	$5.59	$5.67

Total Refining Segment
Throughput (Mbpd)
Heavy crude	206	157
Light crude	755	607
Other feedstocks	76	61
Total Throughput	1,037	825
Yield (Mbpd)
Gasoline and gasoline blendstocks	568	446
Diesel fuel	244	180
Jet fuel	132	114
Other	103	135
Total Yield	1,047	875
Refined Product Sales (Mbpd) (l)
Gasoline and gasoline blendstocks	695	500
Diesel fuel	252	191
Jet fuel	145	140
Other	117	116
Total Refined Product Sales	1,209	947

(j)	Refined product sales include intersegment sales to our Marketing segment of $5.2 billion and $3.7 billion for the three months ended March 31, 2018 and 2017, respectively.

(k)
Management uses various measures to evaluate performance and efficiency and to compare profitability to other companies in the industry, including refining margin, refining margin per throughput barrel and manufacturing costs before depreciation and amortization expenses per throughput barrel. Refer to “Non-GAAP Measures” and “Non-GAAP Reconciliations” for further information regarding these non-GAAP measures.

(l)
Sources of total refined product sales include refined products manufactured at our refineries and refined products purchased from third parties. Total refined product sales include sales of manufactured and purchased refined products. Refined product sales include all sales through our Marketing segment as well as in bulk markets and exports through our Refining segment.

Andeavor
Segment Operating Data and Results (Unaudited)
($ in millions, except per barrel and per Mbpd amounts)

	Three Months Ended March 31,
Refining By Region	2018	2017
California (Martinez and Los Angeles)
Revenues
Refined products (j)	$4,302	$3,924
Crude oil resales and other	136	144
Regional Revenue	4,438	4,068
Refining Cost of Materials and Expenses
Cost of materials and other (excluding items shown separately below)	4,058	3,594
Operating expenses (excluding depreciation and amortization):
Manufacturing costs	281	295
Other operating expenses	59	56
Total operating expenses	340	351
Depreciation and amortization expenses	91	94
General and administrative expenses	1	2
Loss on asset disposals	—	1
Operating Income (Loss)	$(52)	$26

Refining margin (k)	$380	$474
Refining margin per throughput barrel (k)	$9.60	$10.53
Manufacturing costs (excluding depreciation and amortization) per throughput barrel (k)	$7.12	$6.56
Capital expenditures	$138	$64

Throughput (Mbpd)
Heavy crude	165	150
Light crude	224	310
Other feedstocks	50	40
Total Throughput	439	500

Yield (Mbpd)
Gasoline and gasoline blendstocks	264	288
Diesel fuel	96	103
Jet fuel	54	63
Other	37	86
Total Yield	451	540

Andeavor
Segment Operating Data and Results (Unaudited)
($ in millions, except per barrel amounts)

	Three Months Ended March 31,
	2018	2017
Inland (North Dakota, Utah, Minnesota, New Mexico and Texas)
Revenues
Refined products (j)	$3,183	$796
Crude oil resales and other	790	47
Regional Revenue	3,973	843
Refining Cost of Materials and Expenses
Cost of materials and other (excluding items shown separately below)	3,460	744
Operating expenses (excluding depreciation and amortization):
Manufacturing costs	174	59
Other operating expenses	28	21
Total operating expenses	202	80
Depreciation and amortization expenses	57	27
General and administrative expenses	3	—
Operating Income (Loss)	$251	$(8)

Refining margin (k)	$513	$99
Refining margin per throughput barrel (k)	$14.02	$7.91
Manufacturing costs (excluding depreciation and amortization) per throughput barrel (k)	$4.74	$4.72
Capital expenditures	$137	$37

Throughput (Mbpd)
Heavy Crude	29	—
Light crude	364	134
Other feedstocks	13	5
Total Throughput	406	139

Yield (Mbpd)
Gasoline and gasoline blendstocks	221	75
Diesel fuel	115	42
Jet fuel	39	13
Other	32	12
Total Yield	407	142

Andeavor
Segment Operating Data and Results (Unaudited)
($ in millions, except per barrel amounts)

	Three Months Ended March 31,
	2018	2017
Pacific Northwest (Washington and Alaska)
Revenues
Refined products (j)	$1,186	$1,092
Crude oil resales and other	47	53
Regional Revenue	1,233	1,145
Refining Cost of Materials and Expenses
Cost of materials and other (excluding items shown separately below)	1,113	1,017
Operating expenses (excluding depreciation and amortization):
Manufacturing costs	67	67
Other operating expenses	22	18
Total operating expenses	89	85
Depreciation and amortization expenses	25	27
Operating Income	$6	$16

Refining margin (k)	$120	$128
Refining margin per throughput barrel (k)	$6.97	$7.65
Manufacturing costs (excluding depreciation and amortization) per throughput barrel (k)	$3.88	$4.00
Capital expenditures	$37	$31

Throughput (Mbpd)
Heavy crude	12	7
Light crude	167	163
Other feedstocks	13	16
Total Throughput	192	186

Yield (Mbpd)
Gasoline and gasoline blendstocks	83	83
Diesel fuel	33	35
Jet fuel	39	38
Other	34	37
Total Yield	189	193

Non-GAAP Reconciliations

Fuel Margin and Merchandise Margin Calculation (Unaudited)
($ in millions, except cents per gallon and percents)

	Three Months Ended March 31,
	2018		2017
Segment Operating Income	$128		$133
Add back:
Operating expenses	167		68
Depreciation and amortization expenses	22		13
Selling, General and administrative expenses	9		5
Marketing Margin	$326		$219

Revenues
Retail and Branded fuel sales	$2,924		$2,324
Unbranded fuel sales	2,527		1,759
Total fuel sales	5,451		4,083
Merchandise	176		6
Other sales	38		15
Total Revenues	5,665		4,104
Cost of Fuel and Other (excluding depreciation and amortization)
Retail and Branded fuel costs	2,710		2,135
Unbranded fuel costs	2,489		1,747
Total fuel costs	5,199		3,882
Purchases of merchandise	126		3
Other costs	14		—
Total Cost of Fuel and Other	5,339		3,885
Marketing Margin
Retail and Branded fuel margin	214		189
Unbranded fuel margin	38		12
Total fuel margin	252		201
Merchandise margin	50		3
Other margin	24		15
Total Convenience Margin	74		18
Marketing Margin	$326		$219
Merchandise Margin Percentage (m)	28.0%		34.4%
Fuel Sales (millions of gallons)
Retail and Branded fuel sales	1,324		1,091
Unbranded fuel sales	1,432		1,006
Total Fuel Sales	2,756		2,097

Retail and Branded Fuel Margin (¢/gallon) (m)	16.2	¢	17.4	¢
Unbranded Fuel Margin (¢/gallon) (m)	2.6	¢	1.2	¢
Total Fuel Margin (¢/gallon) (m)	9.1	¢	9.6	¢

(m)	Amounts may not recalculate due to rounding of dollar and volume information.

Average Margin on NGL Sales Per Barrel Calculation (Unaudited)
($ in millions, except per barrel amounts and days)

	Three Months Ended March 31,
	2018	2017
Segment Operating Income	$188	$150
Add back:
Operating expenses	185	126
Depreciation and amortization expenses	79	58
General and administrative expenses	26	27
Other commodity purchases	—	2
Subtract:
Terminalling revenues	(198)	(145)
Pipeline transportation revenues	(31)	(30)
Other terminalling revenues	(2)	—
Gas gathering and processing revenues	(85)	(80)
Crude oil gathering revenues	(65)	(39)
Pass-thru and other revenues	(41)	(43)
Margin on NGL Sales	$56	$26
Divided by Total Volumes for the Period:
NGLs sales volumes (Mbpd)	11.8	7.4
Number of days in the period	90	90
Total volumes for the period (thousands of barrels) (m)	1,062	666
Average Margin on NGL Sales per Barrel (m)	$53.22	$39.15

Refining Margin Per Throughput Barrel Calculation (Unaudited)
($ in millions, except per barrel amounts and days)

	Three Months Ended March 31,
	2018	2017
Segment Operating Income (Loss)	$205	$34
Add back:
Manufacturing costs (excluding depreciation and amortization)	522	421
Other operating expenses (excluding depreciation and amortization)	109	95
Depreciation and amortization expenses	173	148
General and administrative expenses	4	2
Loss on asset disposals and impairments	—	1
Refining Margin	$1,013	$701
Divided by Total Volumes:
Total refining throughput (Mbpd)	1,037	825
Number of days in the period	90	90
Total volumes for the period (millions of barrels) (m)	93.3	74.3
Refining Margin per Throughput Barrel (m)	$10.85	$9.44

Refining Margin Per Throughput Barrel Calculation by Region (Unaudited)
($ in millions, except per barrel amounts and days)

	Three Months Ended March 31,
	2018	2017	2018	2017	2018	2017
	California (Los Angeles and Martinez)		Inland (Texas, Minnesota, North Dakota, Utah and New Mexico)		Pacific Northwest (Washington and Alaska)
Segment Operating Income (Loss)	$(52)	$26	$251	$(8)	$6	$16
Add back:
Manufacturing costs (excluding depreciation and amortization)	281	295	174	59	67	67
Other operating expenses (excluding depreciation and amortization)	59	56	28	21	22	18
Depreciation and amortization expenses	91	94	57	27	25	27
General and administrative expenses	1	2	3	—	—	—
Loss on asset disposals and impairments	—	1	—	—	—	—
Refining Margin	$380	$474	$513	$99	$120	$128
Divided by Total Volumes:
Total refining throughput (Mbpd)	439	500	406	139	192	186
Number of days in the period	90	90	90	90	90	90
Total volumes for the period (millions of barrels) (m)	39.5	45.0	36.5	12.5	17.3	16.7
Refining Margin per Throughput Barrel (m)	$9.60	$10.53	$14.02	$7.91	$6.97	$7.65

Manufacturing Costs (Excluding Depreciation and Amortization) Per Throughput Barrel Calculation (Unaudited) ($ in millions, except per barrel amounts and days)

	Three Months Ended March 31,
	2018	2017
Total Refining Segment operating expenses (excluding depreciation and amortization)	$631	$516
Subtract:
Other operating expenses (excluding depreciation and amortization)	(109)	(95)
Manufacturing Costs (excluding depreciation and amortization)	$522	$421
Divided by Total Volumes:
Total refining throughput (Mbpd)	1,037	825
Number of days in the period	90	90
Total volumes for the period (millions of barrels) (m)	93.3	74.3
Manufacturing Costs (excluding depreciation and amortization) per Throughput Barrel (m)	$5.59	$5.67

Manufacturing Costs (Excluding Depreciation and Amortization) Per Throughput Barrel Calculation by Region (Unaudited) ($ in millions, except per barrel amounts and days)

	Three Months Ended March 31,
	2018	2017	2018	2017	2018	2017
	California (Los Angeles and Martinez)		Inland (Texas, Minnesota, North Dakota, Utah and New Mexico)		Pacific Northwest (Washington and Alaska)
Total operating expenses	$340	$351	$202	$80	$89	$85
Subtract:
Other operating expenses (excluding depreciation and amortization)	(59)	(56)	(28)	(21)	(22)	(18)
Manufacturing Costs (excluding depreciation and amortization)	$281	$295	$174	$59	$67	$67
Divided by Total Volumes:
Total refining throughput (Mbpd)	439	500	406	139	192	186
Number of days in the period	90	90	90	90	90	90
Total volumes for the period (millions of barrels) (m)	39.5	45.0	36.5	12.5	17.3	16.7
Manufacturing Costs (excluding depreciation and amortization) per Throughput Barrel (m)	$7.12	$6.56	$4.74	$4.72	$3.88	$4.00

Total Debt Excluding Andeavor Logistics (Unaudited) (In millions)

	March 31, 2018	December 31, 2017
Total debt excluding Andeavor Logistics:
Andeavor consolidated debt (n)	$8,733	$7,685
Andeavor Logistics debt (n)	4,149	4,128
Andeavor Total Debt Excluding Andeavor Logistics (n)	$4,584	$3,557

(n)	Shown net of unamortized issuance costs.

Andeavor
Reconciliation of Amounts Reported Under U.S. GAAP (Unaudited) (In millions)

	Projected EBITDA 2020E
	LA Refinery Integration and Compliance Project Total	Anacortes Isomerization
Projected Net Earnings	$75	$20
Add: Projected depreciation and amortization expense	20	10
Add: Projected interest and financing costs, net	5	—
Add: Projected income tax expense	25	10
Projected Annual EBITDA	$125	$40

	Projected Logistics Segment EBITDA
	Previous 2020E Projected Segment EBITDA	Revised 2020E Projected Segment EBITDA
Projected Logistics Segment Operating Income	$ 1,070-1,170	$1,215
Add: Projected depreciation and amortization expense	320	375
Add: Projected equity in earnings of equity method investments	10	10
Projected Logistics Segment EBITDA	$ 1,400-1,500	$1,600

Reconciliation of Projected Annual Logistics Segment EBITDA Contribution
Permian Systems 2020E
Projected Logistics Segment Operating Income Contribution	$150
Add: Projected depreciation and amortization expense	50
Projected Logistics Segment EBITDA Contribution	$200

Andeavor Growth Strategy Projected EBITDA 2018E-2020E (Unaudited) (In millions)

	Western Synergies	Strategic Refining Capital Projects	Marketing Segment Growth	Logistics Segment Growth	Refining Segment Growth	Total
Projected Net Earnings	$320	$92	$175	$330	$88	$1,005
Add: Projected depreciation and amortization expense	—	33	20	80	32	165
Add: Projected interest and financing costs, net	—	—	—	20	—	20
Add: Projected income tax expense	—	50	105	—	55	210
Projected Annual EBITDA	$320	$175	$300	$430	$175	$1,400

Revised Andeavor Growth Strategy Projected EBITDA 2018E-2020E (Unaudited) (In millions)

	Western Synergies	Strategic Refining Capital Projects	Marketing Segment Growth	Logistics Segment Growth	Refining Segment Growth	Total
Projected Net Earnings	$320	$98	$210	$400	$108	$1,136
Add: Projected depreciation and amortization expense	—	37	20	100	32	189
Add: Projected interest and financing costs, net	—	—	—	80	—	80
Add: Projected income tax expense	—	40	70	—	35	145
Projected Annual EBITDA	$320	$175	$300	$580	$175	$1,550

Andeavor Logistics LP
Reconciliation of EBITDA to Amounts Under U.S. GAAP (Unaudited) (In millions)

	Reconciliation of Projected Annual EBITDA
	Andeavor Logistics 2018E	Previous Andeavor Logistics 2020E	Revised Andeavor Logistics 2020E
Projected Net Earnings	$ 685-785	$ 785-885	$965
Add: Projected depreciation and amortization expense	280	320	330
Add: Projected interest and financing costs, net	235	295	305
Projected EBITDA	$ 1,200-1,300	$ 1,400-1,500	$1,600